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                                                                   Exhibit 13(a)

                  AMENDMENT NO. 1 TO SUBSCRIPTION TO UNITS OF

           THE BENCHMARK FUND MONEY MARKET AND GOVERNMENT PORTFOLIOS
          (F/K/A COMPASS FUND MONEY MARKET AND GOVERNMENT PORTFOLIOS)
           ---------------------------------------------------------


          Reference is made to that certain Subscription to Units of Compass Fund Money Market and Government Portfolios entered into under date of December 8, 1982 by Goldman, Sachs & Co. Subsequent to the execution of such Subscription, the name of Compass Fund Money Market and Government Portfolios was changed to The Benchmark Fund Money Market and Government Portfolios.


          Paragraph 5 of such Subscription is hereby amended by changing the "March 31, 1983" date appearing therein to July 31, 1983.


          Executed this 16th day of May, 1983.


                              GOLDMAN, SACHS & CO.



                              By [Signature Illegible]
                                 ---------------------

                              As Its: ____________________


AGREED this 16th day of May, 1983.

THE BENCHMARK FUND MONEY MARKET
AND GOVERNMENT PORTFOLIOS

By /s/ Frederick T. Kelsey
  ______________________________

As Its: ________________________